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                         NOTICE OF GUARANTEED DELIVERY
           Offer for Series B 13.875% Senior Discount Notes due 2005
          which have been registered under the Securities Act of 1933 in exchange for outstanding Series A 13.875% Senior Discount Notes
                               Due 2005 issued by
                       TELEHUB COMMUNICATIONS CORPORATION

     Registered holders of privately placed 13.875% Senior Discount Notes due 2005, Series A (the "Old Notes") who wish to tender their Old Notes in exchange for a like principal amount of 13.875% Senior Discount Notes due 2005, Series B (the "Notes") of TeleHub Communications Corporation ("Company") whose Old Notes are not immediately available or who cannot deliver their Old Notes and Letter of Transmittal or any other documents required by the Letter of Transmittal to State Street Bank and Trust Company (the "Exchange Agent") prior to the Expiration Date, must use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission or mail to the Exchange Agent. See "The Exchange Offer -- Procedures for Tendering Old Notes" in the Prospectus.

                 The Exchange Agent for the Exchange Offer is:

                      STATE STREET BANK AND TRUST COMPANY


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       By Registered or Certified Mail                 By Overnight Mail or Courier:
                P.O. Box 778                              Two International Place
         Boston, Massachusetts 02102                    Boston, Massachusetts 02110
    Attention: Corporate Trust Department          Attention: Corporate Trust Department
                Kellie Martin                                  Kellie Martin
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      By Hand in New York to 5:00 p.m.:              By Hand in Boston until 5:00 p.m.
               (as drop agent)                            Two International Place
           61 Broadway, 15th Floor                             Fourth Floor
           Corporate Trust Window                       Corporate Trust Department
          New York, New York 10006                      Boston, Massachusetts 02110
                                   For information call:
                                       (617) 665-5587
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     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS
SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TRANSMISSION TO
A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE VALID DELIVERY.

     DO NOT USE THIS NOTICE OF GUARANTEED DELIVERY TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED ON THE LETTER OF TRANSMITTAL FOR GUARANTEE OF SIGNATURES.

Ladies and Gentlemen:

     The undersigned ("Holder") hereby tenders the principal amount of Old Notes indicated below, upon the terms and subject to the conditions contained in the
Registration Statement on Form S-4 ("Registration Statement") filed by TeleHub
Communications Corporation, a Nevada corporation, and its subsidiaries
(collectively, "Issuer") with the U.S. Securities and Exchange Commission and
the accompanying Prospectus dated           , 1998 included therein (the
"Prospectus"), receipt of which is hereby acknowledged.
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 NAME AND ADDRESS OF REGISTERED HOLDER AS IT APPEARS ON
 THE 13.875% SENIOR DISCOUNT NOTE DUE 2005, SERIES A ("OLD    CERTIFICATE NUMBER OF     PRINCIPAL AMOUNT OF
 NOTE")                                                        OLD NOTE TRANSMITTED     OLD NOTE TRANSMITTED
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

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                   THE FOLLOWING GUARANTEE MUST BE COMPLETED
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

      The undersigned, a firm that is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office, branch, agency or correspondent in the United States, which is a member of a recognized Medallion Signature Program approved by the Securities Transfer Association, Inc., hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth above, the Old Notes, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three New York Stock Exchange, Inc. trading days after the date of execution of this Notice of Guaranteed Delivery.

 Name of Firm:__________________________________________________________________

 Authorized Signature:_______________________________   Date: ____________, 1998

 Signatory's Name:_____________________   Signatory's Title:____________________

 Address:_______________________________________________________________________

 City:________________________________   State:_________________________________

 Country:_____________________________   Zip: __________________________________

 Telephone:___________________________   Fax:___________________________________

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NOTE: DO NOT SEND OLD NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. OLD NOTES
      SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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                                  INSTRUCTIONS

     1. Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail, the holders may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery.

     2. Signatures on this Notice of Guaranteed Delivery. If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Notes referred to herein, the signature must correspond with the name(s) written on the face of the Notes without alteration, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of the Notes, the signature must correspond with the name shown on the security position listing as the owner of the Notes.

     If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Notes listed or a participant of the Book-Entry Transfer Facility, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered holder(s) appears on the Notes or signed as the name of the participant shown on the Book-Entry Transfer Facility's security position listing.

     If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit with the Letter of Transmittal evidence satisfactory to the Company of such person's authority to so act.

     3. Requests for Assistance or Additional Copies. Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address specified in the Prospectus. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.

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